Portions of this agreement have been redacted in accordance with Regulation S-K Item 601(b)(10). The redactions are indicated with six asterisks (******). Such omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
Exhibit 10.8

SECOND AMENDMENT TO FACILITIES CONNECTION AGREEMENT

THIS SECOND AMENDMENT TO FACILITIES CONNECTION AGREEMENT (this "Second Amendment") is made effective at of the 23rd day of August, 2019 (the “Second Amendment Effective Date”).

BETWEEN:

USD TERMINALS CANADA ULC ("USD")
(formerly USD Terminals Canada, Inc.)

— and —

GIBSON ENERGY INFRASTRUCTURE PARTNERSHIP ("Gibson")
(formerly Gibson Energy Partnership)

(collectively referred to as the "Parties", and "Party" means either one of them)

WHEREAS the Parties are parties to that certain Facilities Connection Agreement dated June 4, 2013 (together with all exhibits, schedules, annexes and other attachments thereto, as well as any amendments thereto, collectively, the "Facilities Agreement");

AND WHEREAS the Parties desire to amend the Facilities Agreement in order to memorialize the Parties’ agreement with respect to the matters set forth herein;

NOW THEREFORE in consideration the covenants and agreements between the Parties contained in this Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Unless otherwise defined, capitalized words and phrases used herein, including in the preamble, shall have the meanings set out in the Facilities Agreement.

2.
Proposed Customers. The Parties acknowledge and agree that ***** and ***** satisfy all of the requirements set forth in Section 3(b) and Exhibit I of the Facilities Agreement relating to acceptance of Proposed Customers.

3.
Section 2 Amendment/Capital Project Approval. The Parties acknowledge and agree that Section 2(j) as set forth in the First Amendment to the Facilities Agreement dated as of November 2, 2018 (the "First Amendment") is in full force and effect. By this Second Amendment, the Parties agree that the following shall be included at the end of Section 2(j) as set forth in the First Amendment:

Exhibit 10.8

The foregoing notwithstanding, neither Party shall have the right to make any capital investment or fund any capital costs related to an expansion (or otherwise affecting the Rail Terminal or the Pipeline Facilities) greater than $500,000 CAD without the other Party's prior written consent.

4.
The Gibson Investment. Gibson shall fund and execute the capital investments required (the "Gibson Investment") to improve the operational efficiency of the Gibson Terminal and the Pipeline Facilities to reliably accommodate a maximum pipeline pumping rate of 16,000 USgpm, including:

i)    the installation of an additional HET boost pump (P-86160) and HET valve matrix actuators at the Gibson Terminal sufficient to maintain reliable delivery service to the Rail Terminal from the HET tanks (Tanks 19 to 27) at the Gibson Terminal for an estimated cost of $****** (+/-15%);

ii)    increase the diameter of a section of the dedicated Top of the Hill tanks (Tanks 530 to 534, 536, 538, Future 535, Future 537, Future 539) delivery header to the HURC ship pumps at the Gibson Terminal to support the increased pumping rate for an estimated cost of $****** (+/-15%);

iii)    the installation of an additional suction line from Tank 13 to the existing HURC boost pumps (P-81100/10/20/30) to maximize shipping rate from the BRT tanks (Tanks 13 to 18) while minimizing restrictions on tank level requirements for an estimated cost of $****** (+/-15%);

iv)    the installation of an additional HURC ship pump (P-81240) at the Gibson Terminal to maintain reliable delivery service to the Rail Terminal from all product source locations for an estimated cost of $****** (+/-15%);

v)    the supply and installation of Drag Reducing Agent (DRA) injection equipment to reduce piping losses in the pipeline between the Gibson Terminal pig launcher and the Rail Terminal pig receiver in order to achieve a thirty percent (30%) drop in pipeline frictional losses for an estimated cost of $****** (+/-15%).

The Parties hereto acknowledge and agree that USD Terminals Canada II ULC, pursuant to the Facilities Agreement, is responsible for ******% of the total cost of the Gibson Investment. Upon completion of the Gibson Investment, Gibson shall invoice USD Terminals Canada II ULC for USD's portion of the total cost. USD Terminals Canada II ULC shall pay such invoice within fifteen (15) days of receipt. Gibson shall provide appropriate back-up documentation for such invoice; provided, however, in the event that Gibson's costs exceed the upper estimate set forth above (i.e., the cumulative cost that is 15% above the total of the estimates set forth above), then Gibson shall be solely responsible for any such cost overruns and shall not be entitled to reimbursement for such cost overruns. In addition, the parties may mutually agree

Exhibit 10.8

to offset capital reimbursements against amounts owing relative to the First Amendment or this Second Amendment.

5.
The USD Terminals Canada II Investment. USD Terminals Canada II ULC shall fund and execute a capital project (estimated cost: $******CAD (+/-15%); to install additional track at the Rail Terminal to accommodate the additional volume as required by USD Terminal Canada Il's Terminal Services Agreement with ***** Commission (the "USD Terminals Canada II Investment"). Solely for the purposes of the Facilities Agreement, such assets constructed by USD Terminals Canada II ULC shall be treated for all purposes under the Facilities Agreement as if such assets were included in the definition of the Rail Terminal. Upon completion of the USD Terminals Canada II Investment, USD Terminals II shall invoice Gibson for ******% of the total cost of the USD Terminals Canada II Investment, and Gibson shall pay such invoice within fifteen (15) days of receipt. USD Terminals Canada II ULC shall provide appropriate back-up documentation for such invoice; provided, however, in the event that USD Terminal Canada II ULC's costs exceed the upper estimate set forth above (i.e., the cost that is 15% above the estimates set forth above), then USD Terminal Canada II ULC shall be solely responsible for any such cost overruns and shall not be entitled to reimbursement for such cost overruns. In addition, the parties may mutually agree to offset capital reimbursements against amounts owing relative to the First Amendment or this Second Amendment.

6.	USD and Gibson Proportion Adjustment. As of the Second Amendment Effective Date, the USD Proportion shall be ******percent (******%) and the Gibson Proportion shall be ******percent (******%).
In addition, USD and Gibson agree to revise the distribution percentages as detailed in Section 6 (b) of the Facilities Connection Agreement dated June 4, 2013 revising the USD portion from ******percent (******%) to that of ******percent (******%), and the Gibson proportion from to ******percent (******%) to that of ******percent (******%) to align with the proportional percentages outlined above.

7.
Fixed Fee Accounting System. Following the Second Amendment Effective Date, the Management Committee shall meet and consider a modification to the method of accounting for operating costs of the Rail Terminal and the Pipeline. The Management Committee shall adopt additional accounting guidelines for the calculation of operating costs such that all direct costs for the operation of the Rail Terminal and the Pipeline Facilities shall be included as operating costs (whether or not previously included). The Parties acknowledge and agree that the operating costs for each Party (and for the Pipeline Facilities and the Rail Terminal) shall be comprehensive (i.e., all operating costs should be included), but shall also be consistent in scope with each other and agreed upon no later than September 30, 2019.

Exhibit 10.8

8.
Measurement Changes. Following the Second Amendment Effective Date, USD and Gibson agree to meet and resolve the following deficiencies with a formalized written plan to be completed by October 31, 2019.

•	No pressure correction factor being applied to the meter for volume correction.

•	No proving on different commodities to capture the MF and calculating the impact on volume to be shared and discussed with the group.

•
No documentation of the configuration (text file) from the Microload to BOL and custody transfer tickets to confirm how the volume being calculated using the proper API table to a reference standard conditions at l 5°C and 101.3 kPa or 60°F.

•	Proving frequency and practice does not follow closely to API and industry standards.

•	Develop third party prover audit procedure and dispute resolution.

9.
Further Assurances. USD and Gibson agree that each shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements or amendments as may reasonably be requested in order to carry out the intent and accomplish the purposes of this Second Amendment and the consummation of the transactions contemplated hereby.

10.
Continuing Effect. Each of the Parties acknowledges and agrees that the Facilities Agreement, as amended by this Second Amendment, shall be and continue in full force and effect and is hereby ratified and confirmed and the rights and obligations of the Parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein. The Parties each agree that all of their respective obligations and liabilities under the Facilities Agreement, as amended by this Second Amendment, shall not have been nor shall they be released, discharged or in any way whatsoever reduced or diminished as a result of the execution and delivery of this Second Amendment.

11.	Headings. The headings used in this Second Amendment are inserted for convenience of reference only and shall not affect the construction or interpretation of this Second Amendment.

12.
Severability. If any term or other provision of this Second Amendment is invalid, illegal or incapable of being enforced under any applicable rule or law, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and all other conditions and provisions of this Second Amendment shall nevertheless remain in full force and effect.

13.
Amendment or Waiver. This Second Amendment may be amended, modified, supplemented, restated or discharged (and the provisions hereof may be waived) only by one or more instruments in writing signed by the Party against whom enforcement of the amendment, modification, supplement, restatement, discharge or waiver is sought.

Exhibit 10.8

14.	Governing Law. This Second Amendment shall be governed by and construed and enforced in accordance with the laws of the Province of Alberta.

15.	Amendments and Supplements. Any reference herein to this Second Amendment shall be deemed to include reference to the same as it may be amended, modified and supplemented from time to time.

16.	Enurement. This Second Amendment shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

17.
Counterpart Execution. This Second Amendment may be executed and delivered in separate counterparts and delivered by one Party to the others by facsimile or other electronic means (such as an e-mail exchange of .pdf, .tif or similar files), each of which when so executed and delivered shall be deemed an original and all such counterparts shall together constitute one and the same agreement.

[Remainder of this page left intentionally blank; signature page(s) to follow.]

Exhibit 10.8

IN WITNESS WHEREOF the Parties have executed this Second Amendment as of the date first written above.

GIBSON ENERGY PARTNERSHIP, by its
Managing partner, Gibson Energy ULC

/s/ Steve Spaulding
Name:    Steve Spaulding
Title:    President & CEO

USD TERMINALS CANADA ULC

/s/ Jim Albertson
Name:    Jim Albertson
Title:    SVP Canadian Business Unit

For purposes of Sections 4 and 5 and any other sections required to implement the intent hereof:

USD TERMINALS CANADA II ULC

______________________________________
/s/ Jim Albertson
Name:    Jim Albertson
Title:    SVP Canadian Business Unit